EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in Registration Statements No 333-74803, 333-75371, 333-44950 and 333-70406 of Zemex Corporation on Form S-8 of our reports dated February 18, 2003, except as to Note 21 which is as of March 3, 2003, appearing in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
Chartered Accountants

Toronto, Canada
March 27, 2003